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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): April 28, 2000

                                 GlobalMedia.com
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                        0-23491                            91-1842480
                (Commission File Number)      (IRS Employer Identification No.)

              400 Robson Street, Vancouver, BC Canada          V6B 2B4
              (Address of Principal Executive Offices)        (Zip Code)

                                 (604) 688-9994
              (Registrant's Telephone Number, Including Area Code)

                               Global Media Corp.
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS.

On April 28, 2000, GlobalMedia.com (the "Company") and RGC International Investors, LDC (the "Investor") entered into a Securities Purchase Agreement which provides for the sale and issuance in two separate closings of two new series of convertible preferred stock of the Company. In the first closing pursuant to the Securities Purchase Agreement, which occurred on April 28, 2000, the Company issued and sold to the Investor, for an aggregate purchase price of $5,000,000, 5,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and five year warrants to purchase an aggregate of 388,500 shares of Common Stock at a purchase price of $7.0785 per share (the "Series B Warrants") (collectively, the "First Closing"). The Series B Preferred Stock and Series B Warrants were sold in a private placement pursuant to Regulation D under the Securities Act of 1933, as amended.

The Securities Purchase Agreement also provides for the issuance and sale to the Investor of 5,000 shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock" and, together with the Series B Preferred Stock, the "Preferred Stock"), and the issuance to Investor of warrants to purchase additional shares of Common Stock in connection therewith (the "Series C Warrants" and, together with the Series B Warrants, the "Warrants") (collectively, the "Second Closing"), subject to certain conditions being satisfied, none of which are within the control of the Investor. Such conditions are more specifically set forth in Section 7 of the Securities Purchase Agreement, a copy of which is filed as Exhibit 99.1. The price of the Series C Preferred Stock and Series C Warrants will be based on the market price of the Common Stock at the time of the Second Closing.

The Series B Preferred Stock is convertible from time to time at the option of the Investor into shares of the Company's Common Stock based upon the lesser of a fixed conversion price of $6.435 or a variable conversion price based on the future market price of the Common Stock. As described in the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the "Series B Certificate of Designations"), the variable conversion price is equal to 100% (or 80% in the event the Company's Common Stock is delisted from the Nasdaq Stock Market) of the average of seven consecutive lowest closing bid prices during the 35 trading day period immediately prior to conversion.

At the time of conversion of each share of Series B Preferred Stock, the Investor also has the option to purchase, at a per share price equal to the conversion price in effect at the time of conversion, a number of additional shares of Common Stock equal to the number of shares into which the Series B Preferred Stock is being converted (the "Investment Options"). The exercise in full of the Investment Options could result in an additional $5,000,000 being invested by the Investor, for a total of $10,000,000. To the extent not previously converted and subject to certain conditions and limitations as set forth in the Series B Certificate of Designations, the Series B Preferred Stock will automatically convert into Common Stock on April 28, 2003.

The terms of the Series B Preferred Stock are set forth in the Series B Certificate of Designations which was filed with the Nevada Secretary of State on April 28, 2000 and a copy of which is filed as Exhibit 99.2.

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The Series B Preferred Stock does not have voting rights and the Series C
Preferred Stock will not have voting rights, except that the holders of each such class will have voting rights with regard to issues directly affecting the class.

Pursuant to a Registration Rights Agreement entered between the Company and the Investor, the Company is obligated to file with the Securities and Exchange Commission, no later than June 14, 2000, a Registration Statement to register for resale the shares of the Company's Common Stock which may be acquired upon conversion of, and exercise of the Investment Options relating to, the Preferred Stock and upon exercise of the Warrants.

The Company's press release, dated May 2, 2000, announcing the transactions contemplated by the Securities Purchase Agreement, as well as the Securities Purchase Agreement dated as of April 28, 2000 between the Company and the Investor, the Series B Certificate of Designations, the Series B Warrant, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. This summary description of the transactions and the press release are qualified in their entirety by reference to the documents filed as exhibits hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(C)      Exhibits

         99.1 Securities Purchase Agreement dated April 28, 2000 by and among GlobalMedia.com and RGC International Investors, LDC.

         99.2 Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of GlobalMedia.com

         99.3 Stock Purchase Warrant dated April 28, 2000 from GlobalMedia.com to RGC International Investors, LDC.

         99.4 Registration Rights Agreement dated April 28, 2000 by and among GlobalMedia.com and RGC International Investors, LDC.

         99.5     Press Release announcing transaction, dated May 2, 2000.

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  GlobalMedia.com
                                                  (Registrant)

Date:    May 12, 2000                    By: /s/ Michael Metcalfe
                                             -----------------------------------
                                                  Michael Metcalfe
                                                  Chairman of the Board



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